EXHIBIT 10

                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH



                                November 26, 1991




   Reynolds Blue Chip Growth Fund, Inc.
   Wood Island, Third Floor
   80 East Sir Francis Drake Blvd.
   Larkspur, California  94939

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of shares of the four classes of Common Stock, $.01 par value, of Reynolds Blue Chip Growth Fund, Inc. (such classes of Common Stock being hereinafter collectively referred to as the "Stock"), in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and ByLaws, as amended and supplemented to date;
   (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

             We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER